Exhibit 99.1

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
INDEX TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Combined Financial Statements:

Combined Balance Sheets - As of December 31, 2010 and 2009	F-3

Combined Statements of Income and Comprehensive Income - For the Years ended December 31, 2010 and 2009	F-4

Combined Statements of Changes in Shareholders’ Equity - For the Years ended December 31, 2010 and 2009	F-5

Combined Statements of Cash Flows - For the Years ended December 31, 2010 and 2009	F-6

Notes to Combined Financial Statements	F-7 to F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Jilin Hengchang Agriculture Development Co. Ltd
Jilin, China

We have audited the accompanying combined balance sheets of Jilin Hengchang Agriculture Development Co. Ltd and Affiliate (together, the “Company”) as of December 31, 2010 and 2009 and the related combined statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Jilin Hengchang Agriculture Development Co. Ltd and Affiliate as of December 31, 2010 and 2009, and their combined results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Sherb & Co., LLP
New York, New York
March 31, 2011

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED BALANCE SHEETS

	December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash	$12,867,137	$4,783,680
Restricted cash	109	105
Accounts receivable	15,617,336	9,262,022
Prepaid taxes	440,477	812,740
Inventories	6,510,886	10,163,853
Prepaid expenses and other assets	22,818	19,103

Total Current Assets	35,458,763	25,041,503

PROPERTY AND EQUIPMENT - net	8,786,661	6,578,015

OTHER ASSETS:
Loans receivable	6,049,790	17,551,044
Land use rights, net	2,674,006	2,460,879

Total Other Assets	8,723,796	20,011,923

Total Assets	$52,969,220	$51,631,441

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,029,060	$47,854
Advances from customers	7,957,658	27,156,074
Other Payable	94,620	117,251
Due to related parties	4,222,574	3,022,290

Total Current Liabilities	18,303,912	30,343,469

LOAN PAYABLE, net of current portion	1,512,447	1,462,587

Total Liabilities	19,816,359	31,806,056

SHAREHOLDERS' EQUITY:
Registered capital	802,589	802,589
Additional paid-in capital	4,818,550	4,818,550
Retained earnings	25,906,413	13,566,388
Statutory reserves	342,957	342,957
Accumulated other comprehensive income - foreign currency translation adjustment	1,282,352	294,901

Total Shareholders' Equity	33,152,861	19,825,385

Total Liabilities and Shareholders' Equity	$52,969,220	$51,631,441
	-

See notes to combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended
	December 31,
	2010	2009
REVENUES	$59,321,013	$53,274,960

COST OF REVENUES	43,345,733	40,574,137

GROSS PROFIT	15,975,280	12,700,823

OPERATING EXPENSES:
Selling	2,940,580	915,997
General and administrative	545,946	423,700
Total Operating Expenses	3,486,526	1,339,697

INCOME FROM OPERATIONS	12,488,754	11,361,126

OTHER INCOME (EXPENSES):
Interest income	10,545	2,299
Interest expense	(162,720)	(241,222)
Other income	3,586	11,783
Other expense	(140)	(3,494)
Total Other Expenses	(148,729)	(230,634)

NET INCOME	$12,340,025	$11,130,492

COMPREHENSIVE INCOME:
NET INCOME	$12,340,025	$11,130,492

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	987,451	17,895
COMPREHENSIVE INCOME	$13,327,476	$11,148,387

See notes to combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2010 and 2009

		Additional			Accumulated Other	Total
	Registered	Paid-in	Retained	Statutory	Comprehensive	Shareholders'
	Capital	Capital	Earnings	Reserve	Income	Equity

Balance, January 1, 2008	$656,409	$457	$1,494,311	$180,953	$96,645	$2,428,775

Adjustment to statutory reserve	-	-	(110,359)	110,359	-	-

Comprehensive income:
Net income for the year	-	-	1,103,589		-	1,103,589

Foreign currency translation adjustment	-	-	-	-	180,361	180,361

Total comprehensive income	-	-	-	-	-	1,283,950

Balance, December 31, 2008	656,409	457	2,487,541	291,312	277,006	3,712,725

Capital contribution	146,180	4,818,093				4,964,273

Adjustment to statutory reserve	-	-	(51,645)	51,645		-

Comprehensive income:
Net income for the year	-	-	11,130,492			11,130,492

Foreign currency translation adjustment	-	-			17,895	17,895

Total comprehensive income	-	-	-	-	-	11,148,387

Balance, December 31, 2009	$802,589	$4,818,550	$13,566,388	$342,957	$294,901	$19,825,385

Capital contribution	-	-				-

Adjustment to statutory reserve	-	-	-	-		-

Comprehensive income:
Net income for the year	-	-	12,340,025			12,340,025

Foreign currency translation adjustment	-	-			987,451	987,451

Total comprehensive income	-	-	-	-	-	13,327,476

Balance, December 31, 2010	$802,589	$4,818,550	$25,906,413	$342,957	$1,282,352	$33,152,861

See notes to combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD. AND AFFILIATE
COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,340,025	$11,130,492
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	433,283	136,176
Amortization of land use rights	70,623	21,332
Changes in assets and liabilities:
Restricted cash	-	1,039
Accounts receivable	(5,890,821)	(8,385,459)
Prepaid taxes	390,120	676,434
Inventories	3,900,958	1,929,349
Prepaid and other current assets	(2,988)	73,237
Advances to suppliers	-	25,755
Accounts payable	3,818,141	33,234
Other payable	(25,974)	42,893
Advances from customers	(19,628,555)	12,464,903

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,595,188)	18,149,385

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipt from collections of loans receivable	17,702,379	1,315,620
Disbursements made for loan receivables	(5,900,793)	(16,518,342)
Purchase of property and equipment	(354,642)	(1,297,072)
Purchase of land use rights	(196,673)	(2,253,728)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	11,250,271	(18,753,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	4,425,595	10,853,867
Payments of loans payable	(4,425,595)	(9,392,067)
Proceeds from related party advances	1,070,229	3,020,664
Capital contribution	-	146,180

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,070,229	4,628,644

EFFECT OF EXCHANGE RATE ON CASH	358,145	4,042

NET INCREASE IN CASH	8,083,457	4,028,549

CASH - beginning of year	4,783,680	755,131

CASH - end of year	$12,867,137	$4,783,680

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$162,720	$241,222
Income taxes	$-	$-

Non-cash investing and financing activities:
Shareholder contribution of building and improvements, at cost	$-	$4,818,094
Increased in accounts payable for construction in progress	$2,014,166	$-

See notes to combined financial statements

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Jilin Hengchang Agriculture Development Co., Ltd. (“Hengchang Agriculture”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China (the “PRC”) on September 9, 2004 under the name of Jilin Hengchang Foodstuff Purchasing and Storage Co. Ltd. (“Hengchang Purchasing”) with registered capital of RMB 5,0000,000 (approximately $729,000). On August 12, 2010, pursuant to the Limited Liability Corporation Modification Registration Application filed with the Siping City Administration for Industry & Commerce, Hengchang Purchasing’s name was changed to Hengchang Agriculture.  Hengchang Agriculture is primarily engaged in the business of development, purchasing and distribution of agricultural products including corn, soybean, and crop seeds.  .

Jilin Hengjiu Grain Purchase and Storage Co., Ltd. (“Hengjiu”) is a PRC limited liabilitiy company formed under laws of the PRC on August 10, 2009 with a registered capital of RMB 1,000,000 (approximately $146,000).  Hengjiu currently is a development stage company and has yet to register with the State tax bureau. Hengjiu does not conduct any substantive operations of its own.

Hengchang Agriculture’s Chairman of the Board of Directors and 52% majority shareholder, Mr. Wei Yushan is also Hengjiu’s Chairman of the Board of Directors and principal shareholder. Almost all of Hengjiu’s assets are used in Hengchang’s business operations and controlled and managed by Mr. Wei. As a result, Hengchang Agriculture and Hengjiu are under common control.   Hengchang Agriculture and Hengjiu are collectively referred to as the “Company”.

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the years presented. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis differs from that used in the statutory accounts of our subsidiaries in China, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with U.S. GAAP.

The Company’s combined financial statements include the accounts of its affiliate, Hengjiu, which is under common control with Hengchang Agriculture. All significant intercompany accounts and transactions have been eliminated in combination.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses, and amounts due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any non-financial assets or liabilities that are required to be presented on the combined balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances in banks in the PRC are uninsured.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the PRC of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2010 and 2009, the Company does not, based on a review of its outstanding balances, have an allowance for doubtful accounts.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories, consisting of raw materials and finished goods, which primarily consists of corn are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. The Company does not have any inventory reserve at December 31, 2010 and 2009.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Additions and major replacements and improvements to plant and equipment accounts are recorded at cost. The cost of repairs and maintenance is expensed as incurred.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Included in property and equipment is construction-in-progress which consists of leasehold improvements and equipment  pending installation and includes the costs of construction and installation and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use. Depreciation is computed using the straight-line method (after taking into account their respective estimated  residual  value) over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

	Useful Life	Residual
Buildings and building improvements	8 – 20 Years	5%
Manufacturing equipment	5 – 10 Years	5%
Office equipment and furniture	5 – 10 Years	5%
Vehicles	4 -10 Years	5%

Land use rights, net

All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The Company has recorded the amounts paid to the PRC government to acquire long-term interests to utilize land underlying the Company’s facilities as land use rights. This type of arrangement is common for the use of land in the PRC. Land use rights are amortized on the straight-line method over the terms of the land use rights.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the years ended December 31, 2010 and 2009.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China.  The Company accounts for income taxes using the liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.  At December 31, 2010 and 2009, advances from customers amount to $7,957,658 and $27,156,074 respectively.

Revenue recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company derives its revenue primarily from the sale of corn crop, soybean crop and branded corn seeds.

The sales price of product sold is stated in the sales contract and is final and not subject to adjustment. The Company generally does not accept sales returns and does not provide customers with price protection. The Company assesses a customer’s creditworthiness before accepting sales orders. Based on the above, the Company records revenue related to product sales upon delivery of the product to the customers.

Shipping costs

Shipping costs are included in selling expenses and totaled $2,345,334 and $455,867 for the year ended December 31, 2010 and 2009, respectively.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.   Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2010 and 2009 were translated at 6.6118 RMB to $1.00 and at 6.8372  RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the year ended December 31, 2010 and 2009 were 6.77875 RMB and 6.8409  RMB to $1.00, respectively. Cash flows from the Company's operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Accumulated other comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the years ended December 31, 2010 and 2009, comprehensive income includes net income and unrealized gains from foreign currency translation adjustments.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

 In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The adoption of this ASU did not have an important impact on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2010, FASB issued Accounting Standard Update 2010-20, “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses” or ASU 2010-20. This Update provides enhanced disclosures which are designed to assist financial statement users in assessing an entity’s credit risk exposure and in evaluating the adequacy of an entity’s allowance for credit losses. Public entities must apply the disclosure requirements applicable to period-end balances beginning with the first interim or annual reporting period ending on or after December 15, 2010. Adoption of this ASU did not have material impact on the Company’s consolidated financial statements.

In September 2010, FASB issued Accounting Standard Update 2010-25, “Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans” or ASU 2010-25. The ASU clarifies how loans to participants should be classified and measured by defined contribution plans and how IFRS compare to these provisions. The amendments in this update are effective for fiscal years ending after December 15 2010. Adoption of this ASU did not have material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts . This ASU modified   Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity   is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public   entities, the amendments in the ASU are effective for fiscal years, and interim periods within those years, beginning after December   15, 2010. Adoption of this ASU will not have material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU specifies that, if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Adoption of this ASU will not have material impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 2 – ACCOUNTS RECEIVABLE

At December 31, 2010 and 2009, accounts receivable consisted of the following:

	December 31, 2010	December 31, 2009
Accounts receivable	$15,617,336	$9,262,022
Less: allowance for doubtful accounts	-	-
	$15,617,336	$9,262,022

Included in Accounts receivable is $14,738,043 which is due from Defeng Seed Co., Ltd. (see Note 13).  These receivables are collateralized by equity interests in Defeng.

NOTE 3 – INVENTORIES

At December 31, 2010 and 2009, inventories consisted of the following:

	December 31, 2010	December 31, 2009
Raw materials	$46,810	$18,907
Finished goods	4,163,786	10,144,946
	4,210,596	10,163,853
Less: reserve for obsolete inventory	-	-
	$4,210,596	$10,163,853

NOTE 4 – LOANS RECEIVABLE

At December 31, 2010 and 2009, loans receivable consisted of non-interest bearing loans to various third-party individuals and companies who have a personal relationship with the Company’s chief executive officer. These loans are unsecured and generally have no specific repayments terms. At December 31, 2010 and 2009, loans receivable consisted of the following:

	December 31, 2010	December 31, 2009
Er Liquan	$-	$2,340,139
Xu Shaohui	-	6,289,124
Li Honggang	-	7,605,453
Baishan Huiliang Food & Oil Co. Ltd.	-	292,517
Zhuang Weizhou	6,049,790	1,023,811

	$6,049,790	$17,551,044

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 5 - PROPERTY AND EQUIPMENT

At December 31, 2010 and 2009, property and equipment consist of the following:

	Useful Life	2010	2009
Office equipment and furniture	5 Years	$35,282	$17,712
Manufacturing equipment	5-10 Years	207,375	213,683
Vehicles	4-10 Years	840,002	800,668
Construction in progress	-	3,177,752	739,338
Building and building improvements	8-20 Years	5,419,283	5,240,628
		9,679,694	7,012,029
Less: accumulated depreciation		(893,033)	(434,014)
		$8,786,661	$6,578,015

In December 2009, the Company’s chief executive officer/shareholder contributed a building and the related improvements to the Company. The building and related improvements were valued at $4,818,094, which represents the Chief executive officer’s historical cost to acquire the building and related improvements.

For the year ended December 31, 2010 and 2009, depreciation expense amounted to $433,283 and $136,176, respectively.

The Company entered into a construction agreement to construct a grain storage facility, Future payments under this agreement amount to approximately $2,520,284.

 JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 6 – LAND USE RIGHTS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms.  In 2009, the Company acquired land use rights for approximately $2,165,000 for 123,000 square meters located in Gongzhuling, Jilin, China. The Company is currently being developing this land and constructing a grain storage and logistics center.  The Company’s land use rights have terms that expire in January 2058 through August 2059.  The Company amortizes these land use rights over the term of the respective land use right. The lease agreement does not have any renewal options.

At December 31, 2010 and 2009, land use rights consist of the following:

	Useful Life	2010	2009
Land use rights	50 years	$2,773,279	$2,470,616
Less: accumulated amortization		(99,273)	(9,737)
		$2,674,006	$2,460,879

Amortization of land use rights attributable to future periods is as follows:

Years ending December 31:
2011	$69,775
2012	69,775
2013	69,775
2014	69,775
2015	69,775
Thereafter	2,325,131
$2,674,006

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 7 – ADVANCES FROM CUSTOMERS

At December 31, 2010 and 2009, advances from customers consisted of the following:

	December 31,
	2010	2009
Guangxi Zhuang Autonomous Region National Liuzhou Grain Repository	$553,902	$14,593,807
Nanning Grain Repository	7,251,012	11,498,906
Central Grain Reserve Gongzhu Ridge Depot	148,220	-
Nanning Zhuangmei Feed Company	-	1,061,080
Others	4,524	2,281

Total	$7,957,658	$27,156,074

NOTE 8 – RELATED PARTY TRANSACTIONS

Due to related party

From time to time, the Company’s chief executive officer advanced funds to the Company for working capital purposes.  These advances are non-interest bearing, unsecured and payable on demand.  At December 31, 2010 and 2009, due to related parties consisted of the following:

	December 31,
	2010	2009
Wei Yushan (majority shareholder and chief executive officer)	$4,222,574	$3,022,290

Total	$4,222,574	$3,022,290

Other

In December 2009, the Company’s chief executive officer/shareholder contributed a building and the related improvements to the Company. The building and related improvements were valued at $4,818,094, which represents the chief executive officer’s historical cost to acquire the building and related improvements.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 9 – LOAN PAYABLE

At December 31, 2010 and 2009, loan payable consisted of the following:

	December 31,
	2010	2009
Loan payable to Jilin Gongzhuling Rural Cooperative Bank, due on October 27, 2012 with annual interest at 80% of the banks base interest rate (7.47% and 7.97% at December 31, 2010 and 2009, respectively) secured by assets of the Company.	$1,512,447	$1,462,587
	$1,512,447	$1,462,587

Other

During the year ended December 31, 2010 and 2009, pursuant to short-term loan agreements, the Company borrowed approximately$4,426,000 and $9,392,000, for the purchase of inventory from local growers.  Amounts borrowed under these short-term loan agreements accrued interest at a rate of 7.29% and 5.31% per annum, respectively and were repaid during the respective fiscal years.

NOTE 10 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

In 2010 and 2009, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25%, on income reported in the statutory financial statements after appropriate tax adjustments. The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates and other measures. The Company has been granted an income tax exemption which expires on December 31, 2012 and accordingly, was exempted from substantially all of its income tax in the 2010 and 2009 period.  The estimated tax savings due to the tax exemption for the years ending December 31, 2010 and 2009 amounted to approximately $3,085,000 and $2,800,000, respectively.

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the China statutory rate and the actual tax provision:
	Year Ended December 31,
	2010	2009
Income tax provision at China statutory rate of 25%	$3,085,006	$2,782,623
Permanent difference - China tax exemption	(3,085,006)	(2,782,623)
Total provision for income taxes	$-	$-

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 11  – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund, however, during 2010 and 2009, the Company elected to contribute to this fund. For the years ended December 31, 2010 and 2009, statutory reserve activity is as follows:

Balance – December 31, 2008	$291,312
Additional to statutory reserves	51,645
Balance – December 31, 2009	342,957
Additional to statutory reserves	-
Balance – December 31, 2010	$342,957

As of December 31, 2009, the Company has reached the maximum statutory reserves requirement, as such, no additional reserve was appropriated in the year ended December 31, 2010.

NOTE 12 – MAJOR CUSTOMERS

For the years ended December 31, 2010 and 2009, three customers accounted for 94.0% and 72.4% of the Company’s revenues, respectively.  At December 31, 2010 and 2009, two of these customers accounted for 94.4% and  96%of the total outstanding accounts receivable respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluates subsequent events for purposes of recognition or disclosure in the financial statements up through the date the financial statements are issued.

JILIN HENGCHANG AGRICULTURE DEVELOPMENT CO. LTD AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 13 – SUBSEQUENT EVENTS (continued)

Agreement

On January 31, 2011, the Company entered into an agreement with the shareholders of Jilin Defeng Seed Co, Ltd. (“Defeng”) and Defeng, a Chinese limited liability company formed under laws of the PRC on September 29, 2003.  Pursuant to the Agreement, within 12 months after the execution of this Agreement, the Company shall have the option to purchase a 70% equity interest in Defeng through the issuance of additional shares of stock of Defeng, and the shareholders of Defeng will retain a 30% equity interest in Defeng.  Within 12 months after the execution of this Agreement, if the Company exercises its option to purchase the 70% equity interest in Defeng, it shall contribute certain land use right and real property rights related to the land locating at the east of 7 th  Road of the Linxi Development Zone, the total value of which are approximately 40,000,000 RMB (approximately $5,800,000), and 30,000,000 RMB (approximately $4,400,000) in cash as its investment into Defeng.  The shareholders of Defeng shall use Defeng’s existing fixed assets and intangible assets (including but not limited to Seed Property Rights, Operating Rights and Sales Network), the total value of which are approximately 30,000,000 RMB (approximately $4,400,000) as its investment into Defeng.  The registered capital of Defeng is currently RMB 30,000,000 and the shareholders of Defeng hold 100% equity interest in Defeng. After the Company’s investment into Defeng, the total registered capital of Defeng will be increased up to RMB 100,000,000 (approximately $14,700,000) of which the Company and the shareholders of Defeng shall maintain 70% and 30% respectively.  Defeng is engaged in the production of crossbred corn and the wholesale sale of crop seeds.

In 2009, in accordance with a Seed Purchase Agreement between the Company and Defeng dated on April 5, 2009, the Company was entrusted by Defeng to plant main crop parental seeds. Under such arrangement, Defeng sells parental seeds to the Company at an agreed price; the Company arranges the planting of these seeds in accordance with plans formulated by Defeng and the Company sells all seeds produced to Defeng at an agreed price. Under PRC law, production of main crop parental seeds requires the Seed Production License, which may be obtained by the entity that entrusts the seeds production or the entity that is entrusted to conduct the production. Defeng has one Seed Production License. The Company entered into crop seed production contracts with local farmers. According to these contracts, the local farmers use the rented land to plant seeds and they provide all seeds planted and cultivated to the Company. The Company pays the local farmers a contract fees and provides the local farmers with fertilizer and the parental seeds.